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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 27, 1998
                        (Date of earliest event reported)



                              Virginia Gas Company
             (Exact name of registrant as specified in its charter)


       Delaware                  000-21523             87-0443823
(State of incorporation)  (Commission file number)  (I.R.S. employer identification number)


         200 East Main Street, Abingdon, Virginia 24210, (540) 676-2380
                    (Address of principal executive offices)





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Item 5. Other Events

    Virginia Gas Company ("the Company") filed on March 31, 1998 a Form 10-KSB for the fiscal year ended December 31, 1997. The Company's 10-KSB contained disclosures concerning a one-time extraordinary loss relating to a debt refinancing which was consummated on March 19, 1998. Specifically, the following sections refer to this refinancing: Item 6. "Management's Discussion and Analysis" under the heading "Debt Refinancing"; Item 7. "Financial Statements", Footnote 15 "Subsequent Event"; Exhibit 99.1, Virginia Gas Storage Company financial statements, Footnote 14 "Subsequent Event", Exhibit 99.2, Virginia Gas Distribution Company financial statements, Footnote 10 "Subsequent Event".

    The Company's orginal estimate of the one-time extraordinary loss, net of tax, was disclosed as $815,000 for the consolidated entity, and $640,000 and $340,000 for the affiliated Virginia Gas Storage and Distribution Companies (the "Affiliates"), respectively. The Company completed its research of this issue and concluded that the magnitude of the loss, net of tax, was $233,000 rather than $815,000 for the consolidated entity. The Company recognized the remaining costs as a regulatory asset on its wholly-owned regulated subsidiary Virginia Gas Pipeline Company. In addition, the Company recognized all the costs as regulatory assets on its Affiliates. This recognition is appropriate under the provisions of Statement of Financial Accounting Standards No. 71 "Accounting for Effects of Certain Types of Regulation".

    The regulatory assets on the affiliated companies and wholly-owned subsidiary will be amortized over the 14-year life of the refinanced notes. The Company believes it will be permitted to include the regulatory asset in its rate filings with the Virginia State Corporation Commission and may obtain rate recovery for the related amortization.



                                  SIGNATURES

    Purusuant to the requirements of the Securities Exchange Act of 1934, Virginia Gas Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA GAS COMPANY
(Registrant)

By:
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   Michael L. Edwards
   President, Chief Executive Officer and Director